UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of Earliest Event Reported):
                               September 30, 2003
                               ------------------

                  GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC.
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Colorado
                                    --------
                 (State or other jurisdiction of incorporation)

            0-27637                                      47-0811483
            -------                                      ----------
    (Commission File Number)                  (IRS Employer Identification No.)

                  703 Waterford Way, Suite 690, Miami, FL 33126
                  ---------------------------------------------
               (Address of principal executive office) (Zip Code)

                                  305-374-2036
                                  ------------
              (Registrant's telephone number, including area code)

Item 5.    Other Events.

      On September 30, 2003, the board of directors of Global Entertainment Holdings/Equities, Inc. (the "Company") issued a press release announcing the results of the Company's annual shareholder meeting ("Annual Meeting") held August 6, 2003 at its corporate headquarters in Miami, Florida. At the Annual Meeting, the shareholders approved the re-election of the existing board of directors. A total of 7,971,012.29 shares were represented with respect to this matter, with voting on each specific nominee as follows:
                                                                  BROKER
                  FOR               AGAINST     WITHHELD        NON-VOTES
                  ---               -------     --------        ---------
Board Nominees
--------------
Bryan Abboud      4,740,978.29      3,127,265   102,769             -
Thomas Glaza      4,328,949.29      3,127,765   514,298             -
Dave Stein        4,328,949.29      3,127,265   514,798             -
James Doukas      4,739,478.29      3,128,265   103,269             -

Floor Nominees
--------------
Don Lisa             3,082,864   4,466,908.29   421,240             -
Kerri Allender       3,082,864   4,466,908.29   421,240             -
Jason Abboud         3,082,864   4,466,908.29   421,240             -
Ron Abboud           3,082,864   4,466,908.29   421,240             -
David Abboud         3,082,864   4,466,908.29   421,240             -

      A proposal to ratify the selection of Mahoney Cohen & Company, CPA, P.C. (formerly Kane, Hoffman and Danner, P. A.) as the Company's independent auditors for the fiscal year ending December 31, 2003 was also approved by the shareholders. A total of 7,971,012.29 votes were represented with a total of 4,742,278.29 shares voting for the proposal, 3,228,734 shares voting against the proposal, and no broker non-votes or shares abstaining from voting.

      A shareholder proposal to amend the Company's articles of incorporation and bylaws to allow for cumulative voting of the Company's common stock in the election of directors was not approved by the shareholders. The number of votes required for this proposal to pass was 5,280,149. As the total number of votes cast for this proposal was 3,220,318, the proposal did not pass. A total of 4,749,694.29 voted against this proposal, 1,000 votes were withheld and there were no broker non-votes.

      A complete copy of the press release is attached hereto as an exhibit.

Item 7.     Financial Statements and Exhibits.

      (a) No financial statements or pro forma financial information are required to be filed as a part of this report.

      (b)   The Exhibit Index is located on page 4.



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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 2nd day of October, 2003.

                                    Global Entertainment Holdings/Equities, Inc.


                                         /s/ Clinton Snyder
                                    By:  _______________________________________
                                         Clinton Snyder, Chief Financial Officer


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

                                INDEX TO EXHIBITS

EXHIBIT           PAGE
NO.               NO.         DESCRIPTION
-------           ----        -----------

22                5           September 30, 2003 Press Release

                                                                      EXHIBIT 22

Global Entertainment Holdings Announces Results of Annual Shareholder Meeting

TUESDAY , SEPTEMBER 30, 2003 04:41 PM

MIAMI, Sep 30, 2003 (BUSINESS WIRE) -- Global Entertainment Holdings/Equities, Inc. (OTCBB:GAMM); (http://www.globalentertainmentinc.com) announced the results of its annual shareholder meeting held Wednesday, August 6, 2003 at the company's corporate headquarters in Miami, Florida. At the meeting, stockholders approved the re-election of the existing Board of Directors, approved the re-appointment of Mahoney Cohen & Company, CPA, P.C. (formerly Kane, Hoffman and Danner, P. A.) to serve as the Company's independent auditors for the fiscal year ending December 31, 2003 and voted down a shareholder proposal to amend the Company's articles of incorporation and by-laws.

Represented at the meeting, either by proxy on in person, were 7,971,012 shares of the common stock of the company. This constituted 75.5% of the 10,560,296 shares of common stock outstanding on the date of record, June 18, 2003.

About Global Entertainment Holdings/Equities, Inc.

Global Entertainment Holdings/Equities, Inc. (OTCBB:GAMM), is a publicly traded holding company that provides business development support and administrative assistance for technology-driven subsidiaries that license, develop and host internet software applications for the online entertainment and gaming sector.

Safe Harbor Statement

Statements in this press release that are not historical including statements regarding the Company's or management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended.

SOURCE:     Global Entertainment Holdings/Equities, Inc.

CONTACT: Global Entertainment Holdings/Equities, Inc., Miami Clint Snyder, 305/374-2036



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